EXHIBIT 99.1
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                                                                    NEWS RELEASE
                                                       Contact: Robert M. Plante
                                        Vice President & Chief Financial Officer
                                           P.O. Box 206, Whippany, NJ 07981-0206
                                                             Phone: 973-503-9252
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FOR IMMEDIATE RELEASE

                    SUBURBAN PROPANE PARTNERS, L.P. ANNOUNCES
              AGREEMENT TO ACQUIRE ITS GENERAL PARTNER'S INTERESTS
                   AND DECLARES $0.10 PER COMMON UNIT INCREASE
                         IN ANNUALIZED DISTRIBUTION RATE

WHIPPANY, NEW JERSEY, JULY 28, 2006 -- Suburban Propane Partners, L.P. (the "Partnership") (NYSE: SPH), a nationwide marketer of propane gas, fuel oil and related products and services, today announced that it has entered into an agreement with the Partnership's general partner, Suburban Energy Services Group LLC (the "General Partner"), for the acquisition of the General Partner's incentive distribution rights ("IDRs"), as well as its general partnership interests in both the Partnership and its operating partnership, in exchange for 2,300,000 newly issued Common Units (the "Proposed Transaction"). The General Partner is majority-owned by senior management of the Partnership. The Partnership also declared the eleventh increase in its quarterly distribution from $0.6375 to $0.6625 per Common Unit. This increase equates to $0.10 per Common Unit annualized to $2.65 per Common Unit. The quarterly distribution at this increased level will be payable in respect of the fourth quarter of fiscal 2006 on November 14, 2006 to Common Unitholders of record on November 7, 2006.

The business strategy of the Partnership is to deliver increasing value to its Unitholders through initiatives, both internal and external, that are directed at achieving sustainable profitable growth and increased quarterly distributions. Including this most recent increase to an annualized rate of $2.65 per Common Unit, the Partnership has raised its distribution eleven times since its recapitalization in 1999 -- an increase of 32.5% in the annualized rate. With the proposed elimination of the General Partner's IDRs, which currently provide the General Partner with a 15% share of future distribution increases, 100% of all future distribution increases will inure to the benefit of the Common Unitholders.

In announcing the Proposed Transaction, Chairman John Hoyt Stookey stated, "Our Board believes that the Proposed Transaction will more nearly conform the Partnership's capital structure to that of a conventional corporation and will lower its future cost of capital. In addition, the interests of senior management in the Partnership will be entirely in the form of Common Units, further aligning the interests of management with those of the Common Unitholders."

Chief Executive Officer Mark A. Alexander added, "With this transaction, the Board of Supervisors and the General Partner have taken a significant step in simplifying our capital structure for the benefit of our Unitholders and in support of our long-term growth strategies. Unlike most other publicly-traded

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partnerships, the dilutive effect of our General Partner's disproportionate 15%
share of future distribution growth will be completely eliminated in exchange for approximately 7% of the total Common Units to be outstanding. As a result, our Common Unitholders will receive the benefit of 100% of all future growth opportunities. Additionally, with our second increase this year we have raised the level of our annualized distribution rate by a total of $0.20 per Common Unit to $2.65 per Common Unit."

Consummation of the Proposed Transaction is subject to certain customary conditions, including the approval of the Proposed Transaction and amendments to the Partnership's partnership agreement by the Partnership's Common Unitholders at the Partnership's Tri-Annual Meeting, which is expected to be held during the fourth calendar quarter of 2006. Upon consummation of the Proposed Transaction, Suburban Energy Services Group LLC will remain the general partner of both the Partnership and its operating partnership with no economic interest in future cash distributions. Upon consummation of the Proposed Transaction, the General Partner will distribute the Common Units it receives in the transaction to its members, who have agreed to certain retention requirements.


ADDITIONAL INFORMATION

In connection with the Proposed Transaction, the Partnership will file a proxy statement with the Securities and Exchange Commission. COMMON UNITHOLDERS OF SUBURBAN ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT) REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Suburban's Common Unitholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Partnership, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Suburban Propane Partners, L.P., 240 Route 10 West, P.O. Box 206, Whippany, NJ 07981-0206, Attention: Investor Relations, Telephone: 973-887-5300.

PARTICIPANTS IN THE SOLICITATION

The Partnership and its Board of Supervisors and executive officers may be deemed to be participants in the solicitation of proxies from the Common Unitholders of Suburban in connection with the proposed transaction. Information regarding the special interests of these supervisors and executive officers in the transaction will be included in the proxy statement referred to above. Additional information regarding the supervisors and executive officers of the Partnership is also included in Amendment No. 1 on Form 10-K/A to Suburban's Annual Report on Form 10-K for the fiscal year ended September 24, 2005, which amendment was filed with the SEC on January 20, 2006. These documents are available free of charge at the SEC's website (http://www.sec.gov) and from Investor Relations at Suburban at the address set forth above.



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Suburban Propane Partners, L.P. is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.


This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management's current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

o The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;
o Fluctuations in the unit cost of propane, fuel oil and other refined fuels and natural gas, and the impact of price increases on customer conservation;
o The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;
o The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, global terrorism and other general economic conditions;
o The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;
o    The ability of the Partnership to retain customers;
o The impact of energy efficiency and technology advances on the demand for propane and fuel oil;
o The ability of management to continue to control expenses including the results of our recent field realignment initiative;
o The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and global warming and other regulatory developments on the Partnership's business;
o The impact of operating hazards that could adversely affect the Partnership's operating results to the extent not covered by insurance;
o    The impact of legal proceedings on the Partnership's business; and
o    The Partnership's ability to integrate acquired businesses successfully.

Some of these risks and uncertainties are discussed in more detail in the Partnership's Annual Report on Form 10-K for its fiscal year ended September 24, 2005 and other periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement.